UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 23, 2016

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events.

2016 General Rate Case Final Decision

On June 23, 2016, the California Public Utilities Commission (CPUC) issued a final decision in the 2016 General Rate Case (2016 GRC) of San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas) (SDG&E and SoCalGas are collectively referred to in this report as the California Utilities), which was filed jointly by the California Utilities in November 2014. This final decision (2016 GRC FD) is substantially similar to and supersedes the proposed decision issued by the CPUC on May 19, 2016 (2016 Proposed Decision), previously described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2016.

The 2016 GRC FD adopts substantially all of the terms of the settlement agreements entered into between SDG&E and SoCalGas and eight of the eleven intervening parties in the 2016 GRC. However, the final decision makes two income tax-related adjustments to the settlement agreement revenue requirements for both SDG&E and SoCalGas, the first relating to income tax benefits associated with flow-through repair allowance deductions and the second with respect to the extension of bonus depreciation. With these adjustments, the final decision adopts a test year 2016 revenue requirement of $1.791 billion for SDG&E’s combined operations ($1.482 billion for its electric operations and $0.309 billion for its natural gas operations). The adopted revenue requirement for SDG&E is $20 million lower than the $1.811 billion proposed in the settlement agreements (but $2 million higher than the revenue requirement for SDG&E included in the 2016 Proposed Decision). For SoCalGas, the final decision’s adjustments result in a 2016 revenue requirement of $2.204 billion. The adopted 2016 revenue requirement for SoCalGas is $15 million lower than the $2.219 billion proposed in the settlement agreements (but $5 million higher than the revenue requirement for SoCalGas included in the 2016 Proposed Decision).

The adjustment made in the 2016 GRC FD for the extension of bonus depreciation represents the only significant change to the settlement agreements (the settling parties did not reach agreement on the matter relating to the income tax benefits associated with flow-through repair allowance deductions). This adjustment is incorporated as a rate base reduction and is included in the reduced revenue requirements, as described above.

Consistent with the settlement agreements, the 2016 GRC FD adopts subsequent annual escalation of the adopted revenue requirements by 3.5% for years 2017 and 2018 and continuation of the Z-Factor mechanism for qualifying cost recovery. The Z-Factor mechanism allows the California Utilities to seek cost recovery of significant cost increases, under certain unforeseen circumstances, incurred between GRC filings, subject to a $5 million deductible per event. Also, the 2016 GRC FD denies the separate agreement between the Office of Ratepayer Advocates (ORA) and the California Utilities requesting a four-year GRC period and instead adopts a three-year GRC period (through 2018).

The 2016 GRC FD results in certain accounting impacts associated with the income tax repairs allowance deduction matter. In general, the 2016 GRC FD considers that the income tax benefits obtained from income tax repairs deductions exceeded amounts forecasted by the California Utilities from 2011 to 2015, and that they were attributed to shareholders during that time. The 2016 GRC FD reallocates the economic benefit of this tax deduction forecasting difference to ratepayers. Accordingly, revenues corresponding to income tax repair deductions that exceeded forecasted amounts relating to 2015, which have been tracked in memorandum accounts, are ordered to be refunded to customers. The 2015 amounts total $72 million for SoCalGas and $37 million for SDG&E. Pursuant to this refund requirement, we will include after-tax charges to earnings of $43 million and $22 million for SoCalGas and SDG&E, respectively, with the retroactive impact of the 2016 GRC FD in the second quarter of 2016 (described below). In addition, the 2016 GRC FD reduced rate base by $38 million at SoCalGas and $55 million at SDG&E (compared to $60 million at SoCalGas and $75 million at SDG&E in the 2016 Proposed Decision). The corresponding reductions in the 2016 revenue requirement will be $5 million at SoCalGas and $7 million at SDG&E (which reductions are included in the adopted 2016 revenue requirement amounts described above)(compared to $7 million at SoCalGas and $9 million at SDG&E in the 2016 Proposed Decision). The rate base reductions reallocate to ratepayers the economic benefits associated with tax repair deductions that were previously provided to the shareholders for the period of 2012-2014 for SoCalGas and 2011-2014 for SDG&E. The rate base reductions will not result in an impairment of any of our reported assets, but will impact our revenues and earnings prospectively.

The 2016 GRC FD also requires us to notify the CPUC if the 2012-2015 repairs deductions estimated in this GRC are different from the repairs deductions that SDG&E and SoCalGas ultimately claimed on their tax returns.  We do not expect the impact of these differences to be material, and we anticipate recording the impact of these differences with the retroactive impact of the 2016 GRC FD in the second quarter of 2016, described below.

The California Utilities recorded revenues in the first quarter of 2016 based on levels authorized for 2015 under the 2012 GRC, because a final decision in the 2016 GRC was not issued by March 31, 2016.  The 2016 GRC FD is effective retroactive to January 1, 2016, and the California Utilities will record the retroactive impacts in the second quarter of 2016.

Finally, the 2016 GRC FD requires the establishment of a two-way income tax expense memorandum account to track any revenue differences resulting from differences between the income tax expense forecasted in the GRC and the income tax expense incurred by the California Utilities from 2016 through 2018. The differences tracked are to specifically include tax expense differences relating to 1) net revenue changes, 2) mandatory tax law changes, tax accounting changes, tax procedural changes, or tax policy changes, and 3) elective tax law changes, tax accounting changes, tax procedural changes, or tax policy changes. The account will remain open, and the balance in the account will be reviewed in subsequent GRC proceedings until the CPUC decides to close the account.  The application of the income tax memorandum account will be finalized through an advice letter filing addressing the implementation of the 2016 GRC FD, which filing is expected to be due in late July.

We provide additional information regarding the 2016 GRC in Note 14 of the Notes to Consolidated Financial Statements in the combined Annual Report on Form 10-K for the year ended December 31, 2015 for Sempra Energy, SDG&E and SoCalGas, in Note 10 of the Notes to Condensed Consolidated Financial Statements in the combined Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (Form 10-Q), and in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report and Form 10-Q.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

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local, regional, national and international economic, competitive, political, legislative, legal and regulatory conditions, decisions and developments;

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actions and the timing of actions, including general rate case decisions, new regulations, issuances of permits to construct, operate, and maintain facilities and equipment and to use land, franchise agreements and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, California Air Resources Board, South Coast Air Quality Management District, Mexican Competition Commission, cities and counties, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

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the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

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the resolution of civil and criminal litigation and regulatory investigations;

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deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers, and delays in regulatory agency authorization to recover costs in rates from customers;

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the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, moratoriums on the ability to withdraw natural gas from or inject natural gas into storage facilities, pipeline explosions and equipment failures;

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energy markets; the timing and extent of changes and volatility in commodity prices; and the impact on the value of our natural gas storage and related assets and our investments from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services;

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risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest, and risks that our partners or counterparties will be unable (due to liquidity issues, bankruptcy or otherwise) or unwilling to fulfill their contractual commitments;

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capital markets conditions, including the availability of credit and the liquidity of our investments, and inflation, interest and currency exchange rates;

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cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees; terrorist attacks that threaten system operations and critical infrastructure; and wars;

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the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects;

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weather conditions, natural disasters, catastrophic accidents, equipment failures and other events that may disrupt our operations, damage our facilities and systems, cause the release of greenhouse gasses, radioactive materials and harmful emissions, and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance or may be disputed by insurers;

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disallowance of regulatory assets associated with, or decommissioning costs of, the San Onofre Nuclear Generating Station facility due to increased regulatory oversight, including motions to modify settlements;

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expropriation of assets by foreign governments and title and other property disputes;

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the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems;

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the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

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the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors; and

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other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on a combined basis for Sempra Energy, SDG&E and SoCalGas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY (Registrant)
Date: June 28, 2016	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY (Registrant)
Date: June 28, 2016	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY (Registrant)
Date: June 28, 2016	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer